As filed with the Securities and Exchange Commission on March 24, 2008
Registration No. 333-149384

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMUNITY BANKERS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6022	20-2652949
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9912 Georgetown Pike, Suite D-203
Great Falls, Virginia 22066
(703) 759-0751
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary A. Simanson, President and Chief Executive Officer
Community Bankers Acquisition Corp.
9912 Georgetown Pike, Suite D-203
Great Falls, Virginia 22066
(703) 759-0751
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan H. Talcott Kathryn C. Kling Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, N.W., Suite 900 Washington, D.C. 20001 (202) 712-2806	Kathleen L. Cerveny Ellenoff Grossman & Schole LLP 1133 Connecticut Ave, N.W., 11th Floor Washington, D.C. 20036 (202) 719-8919	George P. Whitley Christopher J. Lange Scott H. Richter LeClairRyan, A Professional Corporation 951 East Byrd Street, 8th Floor Richmond, Virginia 23219 (804) 343-4089

Approximate date of commencement of the proposed sale to the public:  As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the merger described in the joint proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☑
                      (Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to this Registration Statement is being filed for the sole purpose of filing exhibit 5.1 to the Registration Statement; accordingly the Joint Proxy Statement/Prospectus has not been included herein.

Part II — Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporate Law (“DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Community Bankers’ certificate of incorporation limits the liability of its directors to the fullest extent permitted by Delaware law. Community Bankers’ certificate of incorporation and bylaws also provide that Community Bankers will indemnify and advance expenses to, to the fullest extent permitted by the DGCL, any of our directors and officers, against any and all costs, expenses or liabilities incurred by them by reason of having been a director or officer.

The foregoing is only a general summary of certain aspects of Delaware law and Community Bankers’ certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and bylaws of the registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, Community Bankers have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Community Bankers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger by and between Community Bankers Acquisition Corp. and BOE Financial Services of Virginia, Inc. dated as of December 13, 2007 (included as Appendix A to this joint proxy statement/prospectus included in this registration statement)
2.2	Agreement and Plan of Merger by and between Community Bankers Acquisition Corp. and TransCommunity Financial Corporation dated as of September 5, 2007 (included as Appendix E to this joint proxy statement/prospectus included in this registration statement)
3.1	Articles of Incorporation of Community Bankers Acquisition Corp., as amended(1)
3.2	Bylaws of Community Bankers Acquisition Corp., as amended(4)
4.1	Specimen Unit Certificate(1)
4.2	Specimen Common Stock Certificate(1)
4.3	Specimen Warrant Certificate(1)
4.4	Form of Unit Purchase Option granted to the representatives(1)
4.5	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant(3)
4.6	Warrant Clarification Agreement dated as of January 29, 2007 between the Company and Continental Stock Transfer and Trust Co.(2)
4.7	Unit Purchase Option Clarification Agreement dated as of January 29, 2007 between the Company and the Holders(2)
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP regarding the legality of securities being registered
8.1	Form of Tax Opinion of Nelson Mullins Riley & Scarborough LLP†
8.2	Form of Tax Opinion of LeClairRyan, A Professional Corporation†
10.1	Form of Letter Agreement among the Registrant, the representatives of the underwriters and the stockholders, officers and directors of Registrant(1)
10.2	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant(3)
10.3	Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders(3)
10.4	Registration Rights Agreement among the Registrant and the Initial Stockholders(3)
10.5	Form of Letter Agreement between Community Bankers Acquisition, LLC and Registrant regarding administrative support(1)
10.6	Form of Warrant Purchase Agreement among the representatives, Gary A. Simanson and David Zalman(1)
10.7	Letter agreement with Eugene S. Putnam, Jr.(1)
10.8	Letter agreement with David A. Spainhour(1)
10.9	Form of Employment agreement between Community Bankers Acquisition Corp. and George M. Longest, Jr.(5)
10.10	Form of Employment agreement between Community Bankers Acquisition Corp. and Bruce E. Thomas(5)
23.1	Consent of Miller, Ellin and Company, LLP†
23.2	Consent of Yount, Hyde and Barbour, PC as former auditors of Community Bankers†
23.3	Consent of McGladrey & Pullen, LLP†
23.4	Consent of S.B. Hoover & Company, LLP†
23.5	Consent of Yount, Hyde and Barbour, P.C. as auditors of BOE†
23.6	Consent of Nelson Mullins Riley & Scarborough LLP (included with Exhibits 5.1 and 8.1 hereto)
23.7	Consent of LeClairRyan, A Professional Corporation (included with Exhibit 8.2 hereto)
23.8	Consent of Keefe, Bruyette & Woods, Inc.†
23.9	Consent of Feldman Financial Advisors, Inc.†

Exhibit
Number	Description of Exhibit

24.1	Powers of attorney are contained on the signature page of the Registration Statement
99.1	Community Bankers Acquisition Corp.’s Form of Proxy†
99.2	BOE Financial Services of Virginia, Inc.’s Form of Proxy†
99.3	Consent of Bruce B. Nolte†
99.4	Consent of George M. Longest, Jr.†
99.5	Consent of Alexander F. Dillard, Jr.†
99.6	Consent of Troy A. Peery, Jr.†
99.7	Consent of Richard F. Bozard†
99.8	Consent of L. McCauley Chenault†
99.9	Consent of George B. Elliott†
99.10	Consent of Page Emerson Hughes, Jr.†
99.11	Consent of Christopher G. Miller†
99.12	Consent of Philip T. Minor†
99.13	Consent of Robin Traywick Williams†
99.14	Consent of Jack C. Zoeller†

†	Previously filed.

(1)	Incorporated by reference to exhibits to the Registrant’s Registration Statement on Form S-1 and amendments thereto initially filed on April 22, 2005 (File No. 333-124240).

(2)	Incorporated by reference to exhibits of the Registrant’s Current Report on Form 8-K filed on February 12, 2007 (File No. 001-32590).

(3)	Incorporated by reference to exhibits of the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2007 (File No. 001-32590).

(4)	Incorporated by reference to exhibits of the Registrant’s Current Report on Form 8-K filed on January 4, 2008 (File No. 001-32590).

(5)	Incorporated by reference to exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on December 17, 2007 (File No. 001-32590).

(b)	Financial Statement Schedules.

Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, treat each post-effective as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on March 24, 2008.

COMMUNITY BANKERS ACQUISITION CORP.

By:	/s/ Gary A. Simanson
Gary A. Simanson
President, Chief Executive and Financial
Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Capacity	Date

* Eugene S. Putnam, Jr.		Chairman of the Board	March 24, 2008

* Gary A. Simanson		Director, President, Chief Executive and Financial Officer and Secretary (Principal Executive, Financial and Accounting Officer)	March 24, 2008

* Chris A. Bagley		Director	March 24, 2008

* Keith Walz		Director	March 24, 2008

*By:	/s/ Gary A. Simanson
Name: Gary A. Simanson
Title: Attorney-in-Fact

Exhibit Index

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger by and between Community Bankers Acquisition Corp. and BOE Financial Services of Virginia, Inc. dated as of December 13, 2007 (included as Appendix A to this joint proxy statement/prospectus included in this registration statement)
2.2	Agreement and Plan of Merger by and between Community Bankers Acquisition Corp. and TransCommunity Financial Corporation dated as of September 5, 2007 (included as Appendix E to this joint proxy statement/prospectus included in this registration statement)
3.1	Articles of Incorporation of Community Bankers Acquisition Corp., as amended(1)
3.2	Bylaws of Community Bankers Acquisition Corp., as amended(4)
4.1	Specimen Unit Certificate(1)
4.2	Specimen Common Stock Certificate(1)
4.3	Specimen Warrant Certificate(1)
4.4	Form of Unit Purchase Option granted to the representatives(1)
4.5	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant(3)
4.6	Warrant Clarification Agreement dated as of January 29, 2007 between the Company and Continental Stock Transfer and Trust Co.(2)
4.7	Unit Purchase Option Clarification Agreement dated as of January 29, 2007 between the Company and the Holders(2)
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP regarding the legality of securities being registered
8.1	Form of Tax Opinion of Nelson Mullins Riley & Scarborough LLP†
8.2	Form of Tax Opinion of LeClairRyan, A Professional Corporation†
10.1	Form of Letter Agreement among the Registrant, the representatives of the underwriters and the stockholders, officers and directors of Registrant(1)
10.2	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant(3)
10.3	Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders(3)
10.4	Registration Rights Agreement among the Registrant and the Initial Stockholders(3)
10.5	Form of Letter Agreement between Community Bankers Acquisition, LLC and Registrant regarding administrative support(1)
10.6	Form of Warrant Purchase Agreement among the representatives, Gary A. Simanson and David Zalman(1)
10.7	Letter agreement with Eugene S. Putnam, Jr.(1)
10.8	Letter agreement with David A. Spainhour(1)
10.9	Form of Employment agreement between Community Bankers Acquisition Corp. and George M. Longest, Jr.(5)
10.10	Form of Employment agreement between Community Bankers Acquisition Corp. and Bruce E. Thomas(5)
23.1	Consent of Miller, Ellin and Company, LLP†
23.2	Consent of Yount, Hyde and Barbour, PC as former auditors of Community Bankers†
23.3	Consent of McGladrey & Pullen, LLP†
23.4	Consent of S.B. Hoover & Company, LLP†
23.5	Consent of Yount, Hyde and Barbour, P.C. as auditors of BOE†
23.6	Consent of Nelson Mullins Riley & Scarborough LLP (included with Exhibits 5.1 and 8.1 hereto)
23.7	Consent of LeClairRyan, A Professional Corporation (included with Exhibit 8.2 hereto)
23.8	Consent of Keefe, Bruyette & Woods, Inc.†
23.9	Consent of Feldman Financial Advisors, Inc.†

Exhibit
Number	Description of Exhibit

24.1	Powers of attorney are contained on the signature page of the Registration Statement
99.1	Community Bankers Acquisition Corp.’s Form of Proxy†
99.2	BOE Financial Services of Virginia, Inc.’s Form of Proxy†
99.3	Consent of Bruce B. Nolte†
99.4	Consent of George M. Longest, Jr.†
99.5	Consent of Alexander F. Dillard, Jr.†
99.6	Consent of Troy A. Peery, Jr.†
99.7	Consent of Richard F. Bozard†
99.8	Consent of L. McCauley Chenault†
99.9	Consent of George B. Elliott†
99.10	Consent of Page Emerson Hughes, Jr.†
99.11	Consent of Christopher G. Miller†
99.12	Consent of Philip T. Minor†
99.13	Consent of Robin Traywick Williams†
99.14	Consent of Jack C. Zoeller†

†	Previously filed.

(1)	Incorporated by reference to exhibits to the Registrant’s Registration Statement on Form S-1 and amendments thereto initially filed on April 22, 2005 (File No. 333-124240).

(2)	Incorporated by reference to exhibits of the Registrant’s Current Report on Form 8-K filed on February 12, 2007 (File No. 001-32590).

(3)	Incorporated by reference to exhibits of the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2007 (File No. 001-32590).

(4)	Incorporated by reference to exhibits of the Registrant’s Current Report on Form 8-K filed on January 4, 2008 (File No. 001-32590).

(5)	Incorporated by reference to exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on December 17, 2007 (File No. 001-32590).